UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 6, 2014

SKULLCANDY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)
(435) 940-1545
(Registrant’s telephone number, including area code):
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A (this “Amended Report”) is being filed to correct certain information in Item 5.02 of the Current Report on Form 8-K filed by Skullcandy, Inc. (the “Company”) on January 6, 2014 (the “Original Filing”) about transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with the appointment of Jay Brown to the Company’s Board of Directors. The Original Filing incorrectly reported that there were no transactions in which Mr. Brown had or has an interest that would be reportable under item 404(a) of Regulation S-K.
Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Item 5.02 of the Original Filing is amended and restated in its entirety below, with the amended disclosure italicized for ease of reference. Exhibit 99.1 to the Original Filing is not being amended hereby and thus is not included in this Amended Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Director.

Effective January 6, 2014, the Board appointed Mr. Jay Brown to serve as a member of the Board to fill a newly created Class II director position. Mr. Brown will serve for the term expiring at the Company's 2016 annual meeting of stockholders, or until his earlier resignation, removal or death.
During the year ended December 31, 2013, the Company made royalty payments of approximately $357,000 to Roc Nation in connection with the license of certain Roc Nation trademarks for use in the Company’s headphone products. As described below, Mr. Brown is the co-founder and Chief Executive Officer of Roc Nation.
There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected as a director.
Mr. Brown will receive the standard compensation arrangements for the Company's non-employee directors, including annual fees and equity-based compensation.
Jay Brown, a 20-year music industry executive veteran, fostered the careers and discovered countless superstars including Rihanna and Ne-Yo and worked with artists such as NAS. Jay Brown is the co-founder and Chief Executive Officer of Roc Nation, a full-service entertainment company started in 2008. Mr. Brown currently overseas the careers of a diverse Roc Nation roster comprised of Grammy award winning and critically acclaimed recording artists, writers and producers including Rihanna, Shakira, Timbaland, Kylie Minogue and Santigold. Prior to Roc Nation, Mr. Brown served as Executive Vice President for Def Jam Recordings from 2005 to 2008 and as Senior Vice President of Elktra Rcords from 1999 to 2004.
On January 6, 2014, the Company issued a press release in connection with the appointment of Mr. Brown to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 10, 2014

SKULLCANDY, INC.

By:	/s/ JASON HODELL
Jason Hodell
Chief Financial Officer (Principal Accounting and Financial Officer)